                                                                       EXHIBIT 1

                        2,000,000 Shares of Common Stock


                                  NORTEK, INC.

                             UNDERWRITING AGREEMENT


                                  May __, 1998


BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
WASSERSTEIN PERELLA SECURITIES, INC.
  As Representatives (the "Representatives")
      of the several Underwriters named
      in Schedule I attached hereto
c/o BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

         Nortek, Inc., a Delaware corporation ("Nortek" or the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") of its common stock, par value $1.00 per share (the "Common Stock"). The Company also proposes to sell to the Underwriters for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, an aggregate of up to 300,000 additional shares of Common Stock ("Additional Shares"). The Firm Shares and any Additional Shares purchased by the Underwriters are herein referred to as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

         On March 9, 1998, the Company, through a wholly-owned subsidiary ("Acquisition Sub"), entered into a Stock Purchase and Sale Agreement (the "Purchase Agreement") with Williams Y&N Holdings, Inc., pursuant to which Acquisition Sub agreed to purchase all of the outstanding capital stock of NuTone, Inc., a Delaware corporation ("NuTone"), for an aggregate purchase price of $242,500,000, subject to certain adjustments, plus the assumption of operating liabilities including certain pension and health benefits.

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and ____ amendments thereto, on Form S-3 (No. 333-_____), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof, as amended to the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the rules and regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

                  (b) At the time the Registration Statement is first filed with the Commission, at the time any amendment to the Registration Statement is filed with the Commission, at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, at the time the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, at the time any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not, do not and will not contain an untrue statement of a material fact and did not, do not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied when so filed in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation thereof. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus, in the paragraph on the inside front cover page of the Prospectus relating to possible stabilization transactions, in the table listing Underwriters under the caption "Underwriting" in the Prospectus and in the second and sixth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in any registration statement relating to the Shares as originally filed, in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Neither the Commission nor the "Blue Sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Firm Shares or the Additional Shares, nor, to the best knowledge of the Company, has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                  (d) Arthur Andersen LLP, who have certified the financial statements of the Company and supporting schedules, if any, included in or incorporated by reference in the Registration Statement and whose reports are filed with the Commission as part of the Registration Statement, are independent public accountants with regard to the Company and its subsidiaries as required by the Act and the Regulations. Coopers & Lybrand L.L.P., who have certified the financial statements and supporting schedules, if any, included in or incorporated by reference in the Registration Statement in respect of NuTone and its subsidiary, are independent public accountants with regard to NuTone and its subsidiary as required by the Act and the Regulations. Grant Thornton LLP, which has certified certain financial statements and supporting schedules included in or incorporated by reference in the Registration Statement in respect of PlyGem Industries Inc., a Delaware corporation ("PlyGem"), and its subsidiaries, are independent public accountants with regard to PlyGem and its subsidiaries as required by the Act and the Regulations.

                  (e) Subsequent to the respective dates as of which information is given in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus), except as set forth in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus) there has been no material adverse change, or any fact known to the Company which could reasonably be expected to result in a material adverse change, in the business, prospects, properties, assets, liabilities (contingent or otherwise), earnings, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business or any loss of, or damage to, properties (whether or not insured) which could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 1(e), since the date of the latest balance sheet presented in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus) or in any reports filed by the Company with the Commission pursuant to the Exchange Act or in accordance with any plan contained in any such report, except as expressly disclosed in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus), neither the Company nor any of its subsidiaries has (i) incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, (ii) entered into any material transaction not in the ordinary course of business and consistent with past practice or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock. Except as described on
Schedule 1(e), since the date of the last balance sheet presented in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus) or in any reports filed by the Company with the Commission pursuant to the Exchange Act or in accordance with any plan contained in any such report, there has not been any material change in the long-term debt of the Company or any material change in the capital stock of the Company.

                  (f) The Company has the requisite corporate power and the authority to (i) enter into this Agreement and, (ii) perform its obligations hereunder and to issue, sell and deliver the Shares to be sold by it hereunder. This Agreement and the transactions contemplated herein and therein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles and (ii) to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  (g) The execution, delivery and performance of this Agreement by the Company and the issuance, sale and delivery of Firm Shares and the Additional Shares by the Company do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), result in a material modification of the effect of, give rise to any right to accelerate the maturity or require the prepayment of any obligation of the Company or any of its subsidiaries or require any consent, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or other document to which the Company or any of its subsidiaries is a party or by which any of the Company or any of its subsidiaries or their respective properties or assets may be bound, except for such conflicts, breaches, defaults, liens, charges or encumbrances which would not individually or in the aggregate have a Material Adverse Effect or prohibit or restrict the consummation of the transactions contemplated hereby; (ii) violate or conflict with any provision of the certificate of incorporation or by-laws (or equivalent instruments) of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except for such violations or conflicts which would not individually or in the aggregate have a Material Adverse Effect or prohibit or restrict the consummation of the transactions contemplated hereby; or (iii) result in the termination or revocation of the Company's or any of its subsidiaries' consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits of or from any public, regulatory or governmental agency or body to own, lease or operate its properties or conduct its business as now being conducted as described in the Registration Statement, except where such termination or revocation would not have a Material Adverse Effect.

                  (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for (i) the valid execution, delivery and performance of this Agreement and (ii) the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (i) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights, or, except as disclosed in the Registration Statement, co-sale rights, registration rights, repurchase rights, right of first refusal or any other similar right. Those of the Shares to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and when delivered and sold in accordance with this Agreement, will be duly and validly authorized, issued and outstanding, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights, co-sale rights, transfer restrictions, rights of first refusal, repurchase rights or any similar rights and will be free and clear of any pledges, liens, security interests, charges, claims or encumbrances of any kind. The Company had, at December 31, 1997, a duly authorized and outstanding capitalization as set forth under the caption "Capitalization" in the Registration Statement and as shall be set forth in the Prospectus. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and as shall be set forth in the Prospectus. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right which requires, permits or provides for the issuance, subscription or purchase of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except pursuant to the Company's stock option plans and options issued thereunder or as accurately described in the Registration Statement. Except as accurately described in the Registration Statement there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company other than options granted under the Company's stock option plans. Except as described in the Registration Statement, there are no restrictions on the voting or transfer of any shares of capital stock of the Company. Except as described in the Registration Statement (including the documents incorporated by reference therein) and except with respect to the interest held by the minority stockholder of La Cornue International, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the issuance of, any shares of capital stock of or other equity or other ownership interest in the Company's subsidiaries other than those owned or held by the Company or another subsidiary of the Company.

                  (j) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation or partnership, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not, individually or the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any claim or notice from any official in any jurisdiction that it is required to be qualified or licensed to do business in any jurisdiction in which it is not so qualified or licensed. The Company and each of its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies ("Authorizations"), to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus, except as described in the Registration Statement and as shall be described in the Prospectus or where the failure to have such Authorizations would not individually or in the aggregate have a Material Adverse Effect, and the Company has not received any notice of any proceedings relating to the revocation or modification of any thereof except revocations or modifications that would not have a Material Adverse Effect, nor is the Company aware of any basis therefor, and no such consent, approval, authorization, order, registration, qualification, franchise, license or permit contains a materially burdensome restriction that is not adequately and accurately disclosed in the Prospectus.

                  (k) As of December 31, 1997 and as of the date hereof, all of the outstanding shares of capital stock of each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) have been duly and validly issued, are fully paid and non-assessable and were not issued in violation of preemptive rights, repurchase rights or rights of first refusal and, except as described in the Registration Statement and as shall be described in the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, pledge, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever. The Company owns no controlling interest in any other corporation, partnership or other entity and does not directly or indirectly own any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity, other than (i) investments in subsidiaries of the Company, (ii) minority investments in marketable securities that may be made in the ordinary course of business as a part of its investment of excess cash assets (iii) a 40% interest held by the Company in Spalding Composites, Inc. and (iv) a minority investment in Realco, Inc.

                  (l) Except as described in the Registration Statement and as shall be described in the Prospectus, there is no action, suit, investigation or proceeding, governmental or otherwise, to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries which (i) if adversely decided or concluded, could reasonably be expected to have a Material Adverse Effect (ii) is required to be disclosed in the Registration Statement,
(iii) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance of, the Shares or the execution and delivery of this Agreement or any of the other transactions contemplated hereby, or questions the legality or validity of any such transactions, or (iv) seeks to recover damages or obtain other relief in connection with any of such transactions and has a reasonable probability of success on the merits.

                  (m) Except as provided for in this Agreement, the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Shares.

                  (n) The consolidated audited financial statements of the Company and its subsidiaries and NuTone and its subsidiary and the consolidated audited and unaudited financial statements of Ply Gem Industries, Inc. ("Ply Gem") and subsidiaries, including the notes thereto, and supporting schedules included in or incorporated by reference in the Registration Statement and as will be set forth in the Prospectus comply as to form in all material respects with the requirements applicable to an Annual Report on Form 10-K or a Current Report on Form 8-K, as the case may be), under the Exchange Act and present fairly the financial condition, results of operations, stockholders' investment and cash flows and other information purported to be shown therein of the Company and its subsidiaries and NuTone and its subsidiary at the dates and for the periods indicated and the supporting schedules included in or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as discussed therein, such consolidated financial statements including the notes thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and in the case of the consolidated financial statements of each of the Company and its subsidiaries, Ply Gem and its subsidiaries and NuTone and its subsidiary, are in accordance in all material respects with the books and records of the Company and its subsidiaries, Ply Gem and its subsidiaries and NuTone and its subsidiary, respectively. No other financial statements are required by Form S-3 other than those included in or incorporated by reference in the Registration Statement and as will be set forth or incorporated by reference in the Prospectus or otherwise to be included in the Registration Statement or the Prospectus. The historical financial data set forth in the Registration Statement and as will be set forth in the Prospectus under the captions "Prospectus Summary -- The Company", "-Recent Developments", "Summary Historical and Pro Forma Financial Information", "Capitalization", "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (i) are in accordance with the books and records of the Company and its subsidiaries, Ply Gem and its subsidiaries and NuTone and its subsidiary, as the case may be; (ii) fairly present, in all material respects, on the basis stated in the Registration Statement and as will be stated in the Prospectus, the information set forth therein and (iii) have been compiled on a basis consistent with that of the audited financial statements of the Company and its subsidiaries and NuTone and its subsidiary, and the audited and unaudited financial statements of Ply

Gem and its subsidiaries, as the case may be, included in the Registration Statement and as will be set forth in the Prospectus. All other historical financial information and historical statistical data of the Company and its subsidiaries, Ply Gem and its subsidiaries and NuTone and its subsidiary set forth in the Registration Statement and as will be set forth in the Prospectus are, in all material respects, accurately presented and have been prepared on an accounting basis consistent with the financial statements of the Company and its subsidiaries, Ply Gem and its subsidiaries and NuTone and its subsidiary, as the case may be, included in or incorporated by reference in Registration Statement and as will be included in the Prospectus.

                  (o) The unaudited pro forma and pro forma adjusted financial data included in the Registration Statement and as will be set forth in the Prospectus (i) has been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and NuTone and its subsidiary (except for the pro forma and additional adjustments set forth therein), (ii) gives effect to assumptions used in the preparation thereof that are reasonable and made in good faith, (iii) presents fairly in all material respects the information set forth using adjustments which are appropriate to give effect to the proposed transactions referred to therein,
(iv) has been correctly compiled based on the proper application of the pro forma and pro forma adjusted adjustments to the historical financial information set forth therein and (v) except for the pro forma adjusted financial data, complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X. The pro forma adjusted consolidated financial data reflect adjustments that give effect to events that are factually supportable.

                  (p) Each of the Company and each of its subsidiaries has good and marketable title to all real property and personal property owned by them which is material to the business of the Company and its subsidiaries, in each case, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those set forth in the Registration Statement, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries (except for such uses the failure of which to be made would not reasonably be expected to have a Material Adverse Effect). Each of the Company and its subsidiaries holds, its leased properties under valid, subsisting and enforceable leases, with such exceptions as are not, individually or in the aggregate, material and do not, individually or in the aggregate, interfere with the use made or proposed to be made of such properties by the Company or any of its subsidiaries (except for such uses the failure of which to be made would not reasonably be expected to have a Material Adverse Effect). Except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, the Company and each of its subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted (except for such properties the failure to own or lease would not reasonably be expected to have a Material Adverse Effect).

                  (q) Neither the Company nor any of its subsidiaries is subject to registration as an "investment company" or an entity "controlled by" an "investment company" within the meaning of Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. Each such person will conduct its business and financial affairs in such a manner as to ensure that it will not become an "investment company" or an entity "controlled" by an "investment company". Neither the Company nor any of its subsidiaries is subject to registration as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (r) The Company and each of its subsidiaries have (i) filed all federal, state and local and foreign tax returns which are required to be filed through the date hereof, and all such tax returns are true, complete and accurate in all material respects, or (ii) received valid extensions thereof and have paid all taxes shown on such returns and all assessments received by them except where, in the case of state and local and foreign tax returns, the failure to file in clause (i), or extend the due date of or pay the same in clause (ii), in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any of its subsidiaries which could materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole; to the Company's best knowledge, all tax liabilities of Nortek and its subsidiaries are adequately provided for on the consolidated books of Nortek.

                  (s) The Company and each of its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the business now or proposed to be conducted by the Company and each of its subsidiaries as described in the Registration Statement and as will be described in the Prospectus except for those patents, trademarks, service marks, trade names, copyrights, technology and know-how the failure to own or have the right to use would not have a Material Adverse Effect and, except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how except for conflicts which could not be reasonably expected to have a Material Adverse Effect; and to the best knowledge of the Company, the Company and each of its subsidiaries do not in the conduct of their business as now conducted or proposed to be conducted, infringe or conflict with any such rights of any third party.

                  (t) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments or other documents (collectively, "Documents") required to be described or referred to in, or filed with, the Registration

Statement and, in respect of the representation made at the Closing Date and the Additional Closing Date, the Prospectus, other than those described or referred to therein or filed as exhibits thereto; all such descriptions are accurate in all material respects and present fairly the information described therein. All such Documents to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (u) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them, except as adequately disclosed in the Registration Statement and as will be disclosed in the Prospectus or in any document incorporated by reference therein; all such descriptions are accurate in all material respects and present fairly the information required to be described in the Registration Statement and as will be described in the Prospectus.

                  (v) Each of the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) Neither the Company nor any of its subsidiaries is in violation or breach of, or in default (nor has any event occurred which with notice, or lapse of time, or both, would constitute a default) in the due performance or observance of any term, covenant or condition contained in any contract, agreement, indenture, loan or other agreement, instrument, mortgage, deed of trust, note, permit, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties may be bound where such default, either individually or together with all such other defaults, could reasonably be expected to have a Material Adverse Effect. Each such contract, agreement, indenture, instrument, mortgage, deed of trust, note, permit, lease, license, arrangement and understanding is in full force and effect and is the legal, valid, and binding obligation of the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto and is enforceable against the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, against the other parties thereto in accordance with its terms except for such failures to be in full force and effect, legal, valid and binding, or enforceable which would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases and material licenses under which the Company and its subsidiaries are operating except for disturbances which would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company is not, and upon completion of the transactions contemplated hereby will not be, in violation or breach of, or default with respect to, any term of its respective certificate of incorporation or bylaws. None of the Company's subsidiaries is, and upon completion of the transactions contemplated hereby will be, in material violation or breach of, or in default with respect to, any term of its respective certificate of incorporate or bylaws. Neither the Company nor any of its subsidiaries is, and upon completion of the transactions contemplated hereby neither the Company nor any of its subsidiaries will be, in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except such as are described in the Registration Statement and as will be described in the Prospectus or such as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (x) The Company has obtained from each of the Company's executive officers and directors set forth in Schedule II an enforceable written agreement (a "LockUp Agreement"), in a form or forms approved by the Representatives and their counsel, that for a period of 90 days from the date of the Prospectus, each such holder will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, contract to sell, pledge or otherwise dispose of (other than (i) by gift, will or intestacy, (ii) to a member or members of his or her immediate family, to a charitable trust or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) pursuant to a bona fide pledge; PROVIDED, HOWEVER, that in any such case it shall be a condition to the transfer that the transferee or pledgee execute an agreement stating that the transferee or pledgee is receiving and holding such shares or other securities subject to the provisions of such written agreement, and there shall be no further transfer of such shares or other securities except in accordance with such written agreement), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the Regulations with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction.

                  (y) Except as described in the Registration Statement and as will be described in the Prospectus, (i) no labor dispute with any group of employees of the

Company and any of its subsidiaries exists or, to the best knowledge of the Company, is threatened and (ii) the Company is not aware of any labor disturbance by the employees of any of its significant manufacturers, suppliers, customers or contractors, that could reasonably be expected in the case of both
(i) and (ii) to have a Material Adverse Effect.

                  (aa) Except as described in the Registration Statement and as will be described in the Prospectus, (i) the Company is not a party to or bound by any stockholders agreements or voting trusts with respect to any securities of the Company and (ii) there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

                  (bb) Except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any liability that could not reasonably be expected to have, singularly or in the aggregate with all such liabilities, a Material Adverse Effect. Except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. Except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any federal, state, provincial, foreign or local law, rule, regulation, code or ordinance relating to pollution, protection of the environment, the storage, handling, transportation or disposal of hazardous or toxic wastes or substances or health and safety, except such violations which would not reasonably be expected to have, a Material Adverse Effect.

                  (cc) Neither the Company nor, to its knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment or violated any provision of the Foreign Corrupt Practices Act of 1977.

                  (dd) Neither the Company nor any of its subsidiaries has incurred any liability for any fee, commission or other compensation on account of the employment of a broker or finder (other than the Underwriters) in connection with the transactions contemplated by the Agreement.

                  (ee) The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and, in the opinion of the Company, are adequate to protect their respective businesses.

                  (ff) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, Laws of Florida).

                  (gg) Set forth on EXHIBIT A hereto is a list of each funded employee pension or benefit plan, as defined in Article 3, Section 2(A) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), and qualified under Section 401(a) of the Internal Revenue Code, with respect to which the Company or any of its subsidiaries, or any corporation considered an affiliate of any of them within the meaning of Section 407(d)(7) of ERISA, is a party in interest or disqualified person (a "COMPANY PLAN"). No event or condition exists, with respect to any Company Plan which is reasonably likely to result in a Material Adverse Effect.

                  2.       PURCHASE, SALE AND DELIVERY OF THE SHARES.

                  (a) The Company agrees to sell to the respective Underwriters the Firm Shares, and, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per share of $______, the number of Firm Shares set forth in Schedule I hereto, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  (b) Delivery of certificates for the Firm Shares and payment of the purchase price shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place or places as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third business day after execution of this Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company, by immediately available funds, whether in the form of New York Clearing House funds, payable to the order of the Company, or wire transfer, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by the Underwriters. Certificates of Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date, provided that, if so specified by the Representatives, the Firm Shares may be represented by a global certificate registered in the name of Cede & Co., as nominee of The Depositary Trust Company ("Cede"). The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

                  (c) In addition, the Company hereby grants to the several Underwriters the option (the "Option") to purchase all or any portion of the Additional Shares at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares as set forth in Section 2(a), for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters. The number of Additional Shares to be purchased from the Company by each Underwriter (as adjusted by the Representatives to eliminate fractions) shall be determined by multiplying the number of Additional Shares to be sold by the Company by a fraction, the numerator of which is the number of Firm Shares purchased by such Underwriter and the denominator of which is the aggregate number of Firm Shares purchased by all the Underwriters from the Company hereunder, plus any additional number of Shares which the Underwriters may become obligated to purchase pursuant to the provisions of Section 9 hereof. The Option may be exercised at any time in whole or in part on one occasion only, on or before the thirtieth (30th) calendar day following the date of this Agreement, by written notice by the Representatives to the Company in the manner specified in Section 12 hereof. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time, as reasonably determined by the Representatives, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the Option shall have been exercised nor later than the tenth full business day after the date on which the Option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date, provided that, if so specified by the Representatives, the Additional Shares may be represented by a global certificate registered in the name of Cede. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

                  Delivery of the certificates for the Additional Shares shall be made to the Representatives, for the respective accounts of the Underwriters, against payment by the Representatives, on behalf of the respective Underwriters, for the Additional Shares in immediately available funds by New York Clearing House funds, payable to the order of the Company, or by wire transfer.

                  (d) The Underwriters shall not be obligated to purchase any Firm Shares from the Company except upon tender to the Underwriters by the Company of all of the Firm Shares. The Company shall not be obligated to sell or deliver Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares agreed to be purchased by them hereunder.

                  3. OFFERING. As soon after the Registration Statement becomes effective as the Representatives deem it advisable to do so, the several Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

                  4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                  (a) If the Registration Statement or any post-effective amendment thereto has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible. If the Registration Statement has or becomes effective pursuant to Rule 430A of the Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Regulations, the Company will file with the Commission the Prospectus (properly completed) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing.

                  The Company will promptly advise the Representatives, and if requested by the Representatives, confirm such advice in writing, (1) when the Registration Statement or any post-effective amendment thereto has become effective, (2) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any Stop Order, and (3) of receipt by the Company or any representative or attorney of the Company of any other communications from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of a Stop Order and if any such order is issued to obtain its lifting as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus to which the Representatives shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall occur as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act and the Regulations, the Company will notify the Representatives promptly and prepare and file with the Commission an appropriate post-effective amendment or supplement (in form and substance reasonably satisfactory to the Representatives) that will correct such statement or omission and which will effect such compliance and will use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to the Representatives one signed copy of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to those persons, including the Representatives, whom the Representatives identify to the Company, such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, without exhibits, as the Representatives may reasonably request. The Company consents to the respective use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto by the Representatives and by all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares, as appropriate, and as to the Prospectus or any amendment or supplement thereto during such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

                  (d) The Company will take such action as the Representatives may request, at or prior to the time of effectiveness of the Registration Statement, to qualify or register the Shares for offering and sale under the securities (or "Blue Sky") laws of such jurisdictions as the Representatives may designate and to maintain such qualifications and registrations in effect for so long as required for the distribution thereof but in no event more than 12 months; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any action other than one arising out of the offering or sale of the Shares in such jurisdiction.

                  (e) The Company will make generally available (with the meaning of Section 11(a) of the Act) to its securityholders and to the Representatives (in such numbers as the Representatives may reasonably request for distribution to the Underwriters) as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement of the Company (complying with the provisions of Rule 158 of the Regulations).

                  (f) During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any capital stock (or any securities convertible into, exercisable for or exchangeable for capital stock) other than the sale of the Shares hereunder, the issuance of shares of Common Stock upon the exercise of options granted under the Company's stock option plans and the grant of options under the Company's stock option plans and other than pursuant to the Rights Plan (as defined in the Registration Statement), and the Company will obtain and deliver to the Representatives concurrently with the execution hereof the Lock-Up Agreements referred to in
Section 1 (x).

                  (g) The Company will make available to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' investment and cash flow of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), summary financial information of the Company for such quarter in reasonable detail.

                  (h) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

                  (i) The Company will apply the proceeds from the sale of the Shares being sold by the Company as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company will use its best efforts to obtain and maintain in effect the listing of the Shares on the New York Stock Exchange and will take all necessary steps to cause the Shares to be included on the New York Stock Exchange and to maintain such inclusion for a period of three years after the date hereof.

                  (k) The Company will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may from time to time be applicable to the Company.

                  (l) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

                  (m) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, or its business, prospects, properties, assets, earnings, condition (financial or other), results of operations or this offering without the Representatives' prior written consent which consent will not be unreasonably withheld.

                  (n) The Company will not, without the prior written consent of Bear, Stearns & Co. Inc., consent to any person or entity that is subject to a Lock-Up Agreement selling, transferring, assigning, granting any option for the sale of, or making any other disposition of any shares of capital stock of the Company during the period during which the Lock-Up is in effect except as specified therein.

                  5.       PAYMENT OF EXPENSES.

                  (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid (i) the cost of preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto, the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated) (including without limitation in each case all fees and expenses of the Company's accountants and counsel), (ii) all costs and expenses relating to the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs and expenses relating to the qualification of the Shares under state or foreign securities or "Blue Sky" laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) all costs and expenses relating to listing of the Shares on the New York Stock Exchange, (v) all filing fees of the Commission and the National Association of Securities Dealers, Inc. ("NASD"),
(vi) all costs and expenses incident to any review by the NASD of the terms of the sale of the Shares (including, without limitation, fees and expenses of Underwriters' counsel in relation thereto), (vii) the cost of printing certificates representing the Shares, (viii) the cost and charges of any transfer agent or registrar, (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided in this Section 5. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 5 and Sections 7, 8 and 11(d) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

                  6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Additional Shares provided herein shall be subject, in the Representatives' discretion, to the condition that all of the representations and warranties of the Company herein contained are true and correct, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and the Additional Closing Date, if any, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Representatives or to Paul, Hastings, Janofsky & Walker LLP ("Underwriters' Counsel"), pursuant to this Section 6 of any qualification or limitation not previously approved in writing by the Representatives, to the performance by the Company of their respective obligations hereunder, and to the following additional conditions:

                  (a) the Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Regulations and in accordance with
Section 4(a) hereof; and at or prior to the Closing Date, (i) no Stop Order shall have been issued and in effect and no proceedings therefor shall have been initiated or threatened by the Commission or the authorities of any such jurisdiction; (ii) all requests for additional information on the part of the Commission shall have been complied with to the

Representatives' reasonable satisfaction and (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not reasonably object thereto.

                  (b) At the Closing Date, the Representatives shall have received the opinion of (i) of Ropes & Gray, counsel for the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Representatives and (ii) the General Counsel of the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Representatives.

                  (c) At the Closing Date, the Representatives shall have received a certificate of the Company, executed on behalf of the Company by the President and Chief Executive Officer and the Chief Accounting Officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection (a) of this Section 6 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are true and accurate, (iii) at the time of the Closing on the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and each of its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or expressly contemplated by the Prospectus.

                  (d) At the time this Agreement is executed and at the Closing Date, the Representatives shall have received letters, from (i) Arthur Andersen LLP, with respect to the Company, (ii) Grant Thornton LLP, with respect to PlyGem and (iii) Coopers & Lybrand L.L.P., with respect to NuTone, each of which are independent certified public accountants, dated as of the date of this Agreement and as of the Closing Date, as appropriate, addressed to the Underwriters and in form and substance satisfactory to the Representatives substantially in the forms previously approved by you.

                  (e) All proceedings in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the

Prospectus and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (g) The Representatives shall have received from the directors or executive officers of the Company named on Schedule II the agreements required by Section 4(f).

                  (h) The NASD, upon review of the terms of the public offering of the Firm Shares and the Additional Shares, shall not have objected to the Underwriters' participation in such offering.

                  (i) The Company shall not have sustained, (i) since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or expressly contemplated in the Prospectus which loss or interference is not immaterial to the Company and its subsidiaries taken as a whole, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than as disclosed in the Prospectus) or any material change in the long-term or short-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or expressly contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii) of this Section 6(i), in the Representatives' reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

                  (j) The Shares shall have been duly approved for listing on the New York Stock Exchange under the symbol disclosed in the Prospectus.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Representatives at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

                  7.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, any state securities or Blue Sky law or otherwise, insofar as such losses, liabilities, claims, damages, obligations, penalties, judgments, awards, costs, disbursements or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any preliminary prospectus, the Registration Statement for the registration of the Shares or the Prospectus, or in any amendment thereof or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that, (i) the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage, obligation, penalty, judgment, award, cost, disbursement or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein and (ii) the indemnity agreement contained in this Section 7(a) with respect to any preliminary prospectus (or the Prospectus) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares which is the subject thereof

(or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus (or the Prospectus) was corrected in the Prospectus (or the Prospectus as amended or supplemented) and delivery of such Prospectus (or the Prospectus as amended or supplemented) would have eliminated any such loss, liability, claim, damage or expense unless the failure is the result of non-compliance by the Company with Section 4(c) hereof; PROVIDED, HOWEVER, the indemnity agreement in this Section 7(a) shall not apply to any portion of any such loss, liability, claim, damage, obligation, penalty, judgment, award, cost, disbursement or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have including, without limitation, under this Agreement. Without limiting the rights of any Underwriter or controlling person thereof, the provisions of this Section 7 shall not affect any existing arrangements between the Company and any Underwriter relating to indemnification.

                  (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) are based solely upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or in any Blue Sky Application, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based solely upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including, without limitation, under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page, in the paragraph on the inside front cover page of the Prospectus relating to possible stabilization transactions, in the table listing Underwriters under the caption "Underwriting" in the Prospectus and in the second and sixth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent the indemnifying party is materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event will the indemnifying parties hereunder be responsible for the fees and expenses of more than one such counsel (together with appropriate local counsel). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

                  8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including without limitation any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share of the total underwriting discount set forth in the table on the cover page of the Prospectus based on the number of shares underwritten by it as compared to the number of shares underwritten by all Underwriters who do not default on their obligations under this Section 8 less all amounts paid or payable by such Underwriter pursuant to Section 7, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

                  9.       DEFAULT BY AN UNDERWRITER.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (b) If such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. If within five calendar days after such a default the Representatives do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement (or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and the Company to sell the Additional Shares) shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7 and 8 hereof) or the several non-defaulting Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters (except as provided in Sections 5, 7 and 8 hereof) of its or their liability, if any, to the other several Underwriters or the Company for damages occasioned by its or their default hereunder.

                  (c) If the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with the like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

                  11.      EFFECTIVE DATE OF AGREEMENT; TERMINATION.

                  (a) This Agreement shall become effective (i) if Rule 430A under the Act is not used, when the Representatives shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fourteenth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representatives or by the Representatives notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date) by notice to the Company from you, without liability (other than with respect to Sections 7 and 8 hereof) on the part of any Underwriter to the Company, if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the Underwriters' obligations hereunder set forth in Section 6 is not fulfilled when and as required in any material respect, (iii) trading in securities on the New York or American Stock Exchanges or in the over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices shall have been established or maximum price ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or in the over-the-counter market by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction,
(iv) a general banking moratorium shall have been declared by a federal or state authority or any new restriction materially and adversely affecting the Firm Shares or the Additional Shares, as the case may be, shall have become effective, (v) there shall have occurred an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Representatives' judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectus, (vi) there shall have occurred such a material adverse change since the respective dates as of which information is given in the Registration Statement or the Prospectus in the condition (financial or other) of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectus, such as, in the Representatives' judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated hereby and by the Prospectus, or (vii) there shall have occurred such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representatives' judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated hereby and by the Prospectus. The right of the Representatives to terminate this Agreement will not be waived or otherwise relinquished by their failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date (and, with respect to the Additional Shares, the Additional Closing
Date).

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Representatives as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) (except clauses (i) and (ii) thereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the several Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), reasonably incurred by the several Underwriters in connection herewith.

                  12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, Attention: William F. Schwitter, telecopier number (212) 319-4090; and if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing to 50 Kennedy Plaza, Providence, Rhode Island 02903-2603, Attention: Almon C. Hall, telecopier number: (401) 751-4610, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, Attention: Douglass N. Ellis, Jr., telecopier number: (617) 951-7050.

                  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Bear, Stearns & Co. Inc. on behalf of the Representatives.

                  13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon the several Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successor and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Time is of the essence in this Agreement.

                  15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

                  16. PARTIAL INVALIDITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  17. NUTONE. Notwithstanding anything to the contrary contained herein, the Company's failure to complete the proposed acquisition of NuTone Inc. at any time or to complete the acquisition of NuTone Inc. as currently structured or the Company's or NuTone's divesture or proposed divesture of any assets or product lines in connection with the completion of the proposed acquisition shall not be a Material Adverse Effect or a material adverse change for the purpose of this Agreement; PROVIDED, HOWEVER, that this provision shall not apply if such failure to complete the acquisition of NuTone Inc. results in the incurrence by the Company of any loss, liability, claim or damage to or expense payable to NuTone or Williams Y & N Holdings, Inc. other than as described in the Registration Statement or as will be set forth in the Prospectus.

                  If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose and return to us five counterparts hereof, and upon acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                NORTEK, INC.

                                By:_____________________________________
                                   Name:___________________
                                   Title:__________________

Accepted as of the date first above written at New York, New York, on behalf of themselves severally and the other several Underwriters named in Schedule I hereto.




BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
WASSERSTEIN PERELLA SECURITIES, INC.

By: Bear, Stearns & Co. Inc.
    Name:__________________________
    Title:_________________________

                                   SCHEDULE I

                                                                             NUMBER OF ADDITIONAL
                                                                                 SHARES TO BE
                                                     NUMBER OF FIRM              PURCHASED IF
                                                      SHARES TO BE              MAXIMUM OPTION
NAME OF UNDERWRITER                                     PURCHASED                  EXERCISED
-------------------------------------------------------------------------------------------------

Bear, Stearns & Co. Inc.
Painewebber Incorporated
Wasserstein Perella Securities, Inc.

-------------------------------------------------------------------------------------------------

TOTAL                                                   2,000,000                   300,000

                                   SCHEDULE II

                                    Lock-Ups


         Richard L. Bready
         Phillip L. Cohen
         Richard J. Harris
         William I. Kelly
         J. Peter Lyons
         Almon C. Hall
         Kenneth J. Ortman
         Kevin W. Donnelley